Exhibit "F"

                     FORM OF COPYRIGHT ASSIGNMENT






                   SHORT FORM COPYRIGHT ASSIGNMENT


          KNOW ALL PERSONS BY THESE PRESENTS that, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned Mars Callahan ("Assignor") does hereby sell, grant, convey and assign unto Big Sky Motion Pictures, LLC ("Assignee"), its successors, assigns and licensees forever, all right, title and interest including, but not limited, to the exclusive worldwide Motion Picture and allied rights of Assignor in and to that certain literary work to wit: that certain original screenplay written by Mars Callahan entitled "Spring Break '83"("Literary Property"), and all drafts, revisions, arrangements, adaptations, dramatizations, translations, sequels and other versions of the Literary Property which may heretofore have been written or which may hereafter be written with the sanction of the Assignor.

          Dated this the ________ day of _________________, 200___.



  Mars Callahan, Assignor



THE STATE OF CALIFORNIA         }
COUNTY OF LOS ANGELES }

          This instrument was acknowledged before me on the ______ day of ________________, 200___ by Mars Callahan, author of the above named screenplay and assignor for this document and he is known by me to be the persons represented.



                                          Notary Public in and for
                                          the state of California

(Notary Seal)

                                          Printed Name of Notary
My Commission Expires: